UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Boulevard, Bldg. 7, S#250 Austin, TX	78730
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 378-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    Sonim Technologies, Inc. (the “Company”) held its reconvened 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on November 12, 2021.

(b)    At the Annual Meeting, the Company’s stockholders (a) elected five nominees, John Kneuer, Susan G. Swenson, Kenny Young, Alan Howe and Mike Mulica, to the Board of Directors of the Company to serve until the Company’s 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Election of Directors”) and (b) ratified the selection of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Auditor Ratification”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Withheld	Broker Non -Votes
John Kneuer	4,878,966	7,205,240	20,311,403
Susan G. Swenson	4,901,210	7,182,996	20,311,403
Kenny Young	4,786,898	7,297,308	20,311,403
Alan Howe	3,488,308	8,595,898	20,311,403
Mike Mulica	5,011,728	7,072,478	20,311,403

Auditor Ratification

For	Against	Abstain
23,617,966	7,834,617	943,026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonim Technologies, Inc.

Dated: November 12, 2021	By:	/s/ Robert Tirva
Robert Tirva
President, Chief Financial Officer and Chief Operating Officer